                             STOCK OPTION AGREEMENT
                 PURSUANT TO PACIFIC COAST APPAREL COMPANY, INC.
                                STOCK OPTION PLAN
                                 (for Directors)



     THIS AGREEMENT is entered into as of the 15th day of November, 1996, by and between Pacific Coast Apparel Company, Inc., a California corporation (the "Company") with its principal office at 11828 Teale Street, Culver City, CA 90230, and Alan I. Annex ("Optionee").

                                    RECITALS

     The Company has adopted the Pacific Coast Apparel Company, Inc. Stock Option Plan (the "Plan"), which Plan is available for review by the Optionee at the Company's principal office. The Committee established pursuant to the Plan regards Optionee as a key employee of, or consultant to, the Company and has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to Optionee as an inducement to become a director, or to remain in the service as a director of, the Company and as an incentive for productive efforts during such service.

     NOW, THEREFORE, the parties agree:

     1.   DEFINITIONS.

     Capitalized terms not defined herein shall have the meaning set forth in the Plan.

     2.   GRANT OF OPTION.

     The Company hereby grants to Optionee, pursuant to the Plan, the right and option to purchase under the terms of this Agreement all or any part of an aggregate of 5,000 Shares. This option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code. Optionee is advised to consult his or her personal advisor concerning the federal and state income tax consequences of this option.

     3.   OPTION PRICE.

     The option price for the Shares covered by this Agreement shall be $4.50 per Share ("Option Price").

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     4.   EXERCISE OF OPTION.

     Optionee may exercise this option with respect to all or any part of the Shares then subject to purchase under this option by (i) giving the Company irrevocable written notice of such exercise specifying the number of Shares as to which such option is so exercised, and (ii) delivering to the Company (a) cash equal to the Option Price for such Shares, (b) other shares of Company common stock owned by the Optionee in a form acceptable to the Committee, (c) a combination of such stock or cash, or (d) a loan from the Company in accordance with Section 2.7 of the Plan; except that the Committee in its sole discretion may require that payment be made solely by delivering cash equal to the option price for the Shares as to which the option is exercised.

     5.   CONDITIONS OF EXERCISE.

     The Optionee's right to exercise this option shall be subject to and limited by the following conditions:

     (a)  This option shall be exercisable immediately upon grant.

     (b) The option shall not be exercisable if and to the extent the Committee determines that such exercise would be in violation of applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Shares are traded. If the Committee makes such a determination, it shall endeavor to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Committee may rely on an opinion of counsel for the Company. If deemed appropriate by the Company's counsel, the stock certificates issued hereunder will bear a legend restricting transfer in conformity with the Securities Act of 1933 and any applicable state securities laws.

     (c) In the event the Company determines that it is required to withhold or collect, as a result of any exercise of this option or as a result of the disposition of the Shares acquired upon such exercise, any state or federal income or other tax, Optionee agrees to make arrangements satisfactory to the Company to meet such withholding or collection requirements. Withholding taxes also may be paid by withholding of Shares, or by delivery of shares of Company common stock owned by the Optionee, in form acceptable to the Committee.

     (d) As soon as practicable after receipt of payment and notice of exercise, without transfer or issue tax or other incidental expense to Optionee (except incident to a transfer permitted by Section 7), the Company shall deliver to Optionee at the Company's principal office, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates for the Shares with respect to which exercise is made hereunder. Such Shares, which shall be fully paid and non-assessable, shall be issued in the name of Optionee, or, in the event the options granted hereby are properly exercised by some person other than Optionee, such person. With the consent of the Committee,


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such Shares may be issued jointly in the name of Optionee and one or more other persons specified by Optionee.

     6.   TERM OF OPTION.

     This Agreement and all rights of Optionee hereunder shall terminate on the day preceding the fifth anniversary of this Agreement, at 5:00 p.m. Pacific Time. Further, the option granted hereunder may be exercised only while Optionee is in the employ or service of the Company, or thereafter, to the extent the option was exercisable at the date of termination as follows:

          (i) within six months following termination of service on account of death or disability; or

          (ii) within three months following termination of service by the Company or by Optionee.

     7.   TRANSFERABILITY.

     This Agreement may be transferred by Optionee to members of Optionee's immediate family, or to a trust or entity for the benefit of Optionee's immediate family. Upon death, this Agreement shall be transferable by will or the laws of descent and distribution.

     8.   MISCELLANEOUS.

     (a) SHAREHOLDER RIGHTS. Optionee shall not have any of the rights of a shareholder with respect to the Shares subject to the option granted hereby, except to the extent the certificates for such Shares shall have been issued upon the exercise of such option as provided for herein.

     (b) SERVICE. Nothing in this Agreement shall confer upon Optionee any right to continue in the service of the Company or interfere in any way with the right of the Company to terminate his or her service at any time with or without cause.

     (c) NOTICES. Any notices or communications by either party to the other hereunder shall be given by personal delivery (including facsimile transmission) or by first class mail, return receipt requested, addressed, if to the Company, at its principal office, and if to Optionee, at:

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

Notices or communications shall be deemed given on the date of mailing. Either party may change its address for the receipt of notices or communications hereunder, provided notice of such change is given in advance to the other party in the manner provided in this paragraph.

     (d) INTERPRETATION AND ENFORCEMENT. The interpretation, construction, performance and enforcement of this Agreement and the Plan shall be within the sole discretion of the Committee, and its determination shall be conclusive and binding upon all interested persons.

     (e) EXECUTORS, SUCCESSOR AND ASSIGNS. Subject to terms and provisions of this Agreement limiting the right of assignment, this Agreement shall be binding upon and inure to the benefit of the parties, their heirs, executors, successors and assigns.

     (f) GOVERNING LAW. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, this Agreement has been executed the year and date first hereinabove written.



                              -----------------------------------------------
                              Alan I. Annex


                              PACIFIC COAST APPAREL COMPANY, INC.


                              By
                                ---------------------------------------------
                              Terrence L. McGovern, Chief Executive Officer


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